As filed with the Securities and Exchange Commission on March 16, 2026

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APREA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-2246769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3805 Old Easton Road Doylestown, PA	18902
(Address of Principal Executive Offices)	(Zip Code)

Aprea Therapeutics, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Oren Gilad, Ph.D.

President and Chief Executive Officer

3805 Old Easton Road

Doylestown, PA 18902

215-948-4119

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Fahd M.T. Riaz, Esq.

DLA Piper LLP (US)

One Liberty Place

1650 Market Street, Suite 5000

Philadelphia, PA 19103-7300

215-948-4119

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part II

Information Required In The Registration Statement

This Registration Statement relates to the registration of an additional 327,701 shares (the “Shares”) of Aprea Therapeutics, Inc. (the “Registrant”) Common Stock, par value $0.001 per share. The Shares are securities of the same class and relate to the same employee benefit plan, the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (in the form attached hereto as Exhibit 99.1) (the “2019 Plan”), as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on November 18, 2019 (Registration No. 333-234765), November 12, 2020 (Registration No. 333-250043), November 9, 2021 (Registration No. 333-260884), December 15, 2022 (Registration No. 333-268816), November 9, 2023 (Registration No. 333-275440), August 21, 2024 (Registration No. 333-281683), and December 8, 2025 (333-291998).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s registration statements filed with the Securities and Exchange Commission on November 18, 2019 (Registration No. 333-234765), November 12, 2020 (Registration No. 333-250043), November 9, 2021 (Registration No. 333-260884), December 15, 2022 (Registration No. 333-268816), November 9, 2023 (Registration No. 333-275440), August 21, 2024 (Registration No. 333-281683), and December 8, 2025 (333-291998) are incorporated herein by reference (solely to the extent the contents of such registration statements relate to the 2019 Plan) and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8 Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2019)
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Aprea Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 13, 2023)
4.3	Certificate of Designation of Series A Non-Voting Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 17, 2022)
4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Commission on November 6, 2020)
5.1*	Opinion of DLA Piper LLP (US).
23.1*	Consent of EisnerAmper LLP
23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24	Power of Attorney (contained on the signature page hereto).
99.1	Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement (Form S-1/A), filed with the Commission on September 27, 2019)
107*	Filing Fee Table

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, Commonwealth of Pennsylvania, on March 16, 2026.

Aprea Therapeutics, Inc.

By:	/s/ Oren Gilad
Name:	Oren Gilad, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Aprea Therapeutics, Inc. whose signatures appear below hereby constitute and appoint Oren Gilad and John Hamill, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Oren Gilad	President, Chief Executive Officer and Director	March 16, 2026
Oren Gilad, Ph.D.	(Principal Executive Officer)

/s/ John P. Hamill	Senior Vice President, Chief Financial Officer	March 16, 2026
John P. Hamill	(Principal Financial and Accounting Officer)

/s/ Marc Duey	Director	March 16, 2026
Marc Duey

/s/ Michael Grissinger	Director	March 16, 2026
Michael Grissinger

/s/ John B. Henneman	Director	March 16, 2026
John B. Henneman III

/s/ Rifat Pamukcu	Director	March 16, 2026
Rifat Pamukcu, M.D.

/s/ Richard Peters	Director	March 16, 2026
Richard Peters, M.D., Ph.D.

/s/ Gabriel Gruia	Director	March 16, 2026
Gabriel Gruia, M.D.

/s/ Bernd Seizinger	Director	March 16, 2026
Bernd R. Seizinger, M.D., Ph.D.

/s/ Jean-Pierre Bizzari	Director	March 16, 2026
Jean-Pierre Bizzari, M.D.